UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 20, 2009

HAWAIIAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819

(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                            Other Events.

On or about April 10, 2009, Hawaiian Holdings, Inc. (the “Company”) mailed a proxy statement to its stockholders describing the matters to be voted on at the annual meeting to be held on May 27, 2009 (the “Proxy Statement”), including the following proposals (collectively, the “Proposals”): (i) the election of directors and (ii) the approval of the Second Amendment to the Company’s 2005 Stock Incentive Plan (the “Plan”) to discontinue automatic stock option grants to non-employee directors in favor of discretionary grants.  After mailing the Proxy Statement, the Company was notified that RiskMetrics Group’s ISS Governance Services  (“RiskMetrics”) has issued the following recommendations with respect to the Proposals:

•                  “We recommend a vote FOR the directors with the exception of affiliated outsiders Lawrence S. Hershfield and Randall L. Jenson.  We recommend that shareholders WITHHOLD votes from Lawrence S. Hershfield for standing as an affiliated outsider on the Compensation Committee, and Randall L. Jenson for standing as an affiliated outsider on the Nominating Committee”; and

•                  “Although the estimated shareholder value transfer of the company’s plans of 11 percent is less than the allowable cap for this company of 14 percent, the plan allows repricing of underwater stock options without shareholder approval via buyout of awards, which we believe reduces the incentive value of the plan. Vote AGAINST.”

 The Company’s Board of Directors had previously thoroughly reviewed all prior affiliations between Messrs. Hershfield and Jenson and the Company and determined that each is  independent within the meaning of applicable NASDAQ listing standards.  However, in deference to the views of RiskMetrics, Messrs. Hershfield and Jenson have offered their resignation from the Company’s Compensation Committee and Governance and Nominating Committee, respectively, and the Board has accepted such resignations.

The Company’s Plan contains certain provisions which would enable the Company to exchange or repurchase outstanding stock options or stock appreciation rights for, among other things, a substitute equity award.  RiskMetrics expressed concern in its report that the Company could utilize this provision to reprice outstanding equity awards. The Company has never made such an exchange nor otherwise repriced any outstanding equity awards. However, with a view to maintaining best in class standards of corporate governance, the Company has decided to amend the Plan to eliminate the ability to reprice outstanding stock options or stock appreciation rights, including through the exchange or buyout of any previously granted award for a payment in cash, stock or other awards, without stockholder approval.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 20, 2009

HAWAIIAN HOLDINGS, INC.

By:	/s/ Peter R. Ingram
Name:	Peter R. Ingram
Title:	Executive Vice President, Chief Financial Officer and Treasurer